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                                                                      Exhibit 99

Focus Enhancements                                                 PRESS RELEASE
superior video conversion technology
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FOCUS Enhancements, Inc. . 600 Research Drive . Wilmington, MA 01887 .
                                 (978) 988-5888

FOR IMMEDIATE RELEASE
Contact:
Brett Moyer                              Steve Sheldon
Executive Vice President                 Communications Manager
& Chief Operating Officer                FOCUS Enhancements, Inc.
FOCUS Enhancements, Inc.                 (978) 988-5888
(978) 988-5888                           www.FOCUSinfo.com
www.FOCUSinfo.com                        ------------------------
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                          FOCUS ENHANCEMENTS ANNOUNCES
                             RESULTS OF ADJOURNMENT



WILMINGTON, MASS. JANUARY 12, 2001 - FOCUS Enhancements (NASDAQ: FCSE) announced today results of their Adjourned Stockholder Meeting. FOCUS had adjourned their December 28, 2000 meeting to solicit additional proxies. On January 11, 2001, at the reconvened Stockholder Meeting, the proposal to increase the authorized shares received the requisite majority of outstanding votes and was approved.

FOCUS and Videonics (NASDAQ: VDNX) are now moving forward to close the merger this month. "We have been laying the groundwork internally for this merger for quite some time," said Brett Moyer, Executive Vice President and Chief Operating Officer for FOCUS. "We have been cross-training various departments and functions to make this as smooth a transition as possible." Michael D'Addio, soon to be the new CEO of FOCUS Enhancements and presently CEO for Videonics, said, "I am very excited about the prospects for the new FOCUS Enhancements. We believe that FOCUS now has a firm basis for building a strong business. After consolidating the two companies, we hope to have the efficiencies in both Sales and
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Operations to accelerate our Gross Margin to a much improved level. When coupling this new margin structure with the opportunity to increase revenues from both selling synergies and new product development - we firmly believe that we are well on our way to building a profitable business."

FOCUS Enhancements, Inc. (NASDAQ: FCSE) develops and markets advanced, proprietary video conversion ASICs for the converging, multi-billion dollar Internet, computer and television industries. The Company's technology, which is sold globally through Original Equipment Manufacturers (OEMs) and resellers, merges computer-generated graphics and television displays for Internet viewing, presentations, training, education, video teleconferencing, and home gaming markets.

On August 31, 2000, FOCUS announced that the company has entered into a definitive agreement to merge with Videonics, Inc (NASDAQ: VDNX). The agreement provides for each share of Videonics common stock to be converted into 0.87
shares of FOCUS Enhancements common stock.   With shareholder approval in place,
both companies expect to close the merger as soon as practicable, tentatively during the week of January 15, 2001.


Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts, are forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, continued acceptance of the companies' products, increased levels of competition for the companies; new products and technological changes, the companies' dependence upon third-party suppliers, intellectual property rights and other risks detailed from time to time in the companies' periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to put undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The companies undertake no obligation to release publicly any revisions to forward- looking statements that may be made to reflect events after the date hereof or to reflect the occurrence of unanticipated events. In addition, the forward-looking statements contained herein are subject to risks and uncertainties, including the successful integration of Videonics into FOCUS, fluctuations in operating results, the timely development and acceptance of new products, product availability from suppliers, the impact of competitive products and pricing, changing TV standards and other risks set forth under the caption "Certain Factors That May Affect Future Results" in Focus and Videonics Annual Report on Form 10-K for the year ended December 31, 1999, in its quarterly report on Form 10-Q for the quarter ended March 31, 2000, June 30, 2000, September 30, 2000 and other filings with the SEC by both FOCUS and Videonics..



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